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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

                                                       State of
Name of Subsidiary                                     Incorporation
------------------                                     -------------
Source-Yeager Industries, Inc.                         Delaware
Source-US Marketing Services, Inc.                     Delaware
Brand Manufacturing Corporation                        New York
TCE Corporation                                        Delaware
Vail Companies, Inc.                                   Delaware
Source-MYCO, Inc.                                      Delaware
Source-Chestnut Display Systems, Inc.                  Delaware
Source-Canada Corp.                                    Canada
Source Interlink Canada Inc.                           Canada
Source-Huck Store Fixture Company                      Delaware
Huck Store Fixture Company of North Carolina           North Carolina
The Interlink Companies                                Delaware
David E. Young, Inc.                                   New York
International Periodical Distribution, Inc.            Nevada
Universal Circulation Services, Inc.                   California